                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 99.3



                               RETENTION PACKAGES
                               ------------------

NAME                          PERCENTAGE OF BASE SALARY          SECTOR GROUP
----                          -------------------------          ------------
Benoit Boutet                            10%                       Bathroom
Patrice Henaire                          20%                       Bathroom
Jean Rochette                            35%                       Bathroom
Guy Berard                               20%                       Bathroom
Terry Rake                               20%                         Spas
Daniel Stewart                           20%                    Bathroom (KSD)